SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                                FORM 8-K/A
               (Amendment No. 1 to Form 8-K Filed April 12, 1999)


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                        June 9, 1999 (March 26,1999)
               Date of Report (Date of earliest event reported)

                        Spectrum Control, Inc.
            (Exact name of registrant as specified in its charter)


Pennsylvania                    0-8796                              25-1196447
(State or other jurisdiction   (Commission                    (I.R.S. Employer
 of incorporation)             File Number)             Identification Number)



  8031 Avonia Road                             Fairview, Pennsylvania  16415
                 (Address of Principal Executive Office)

                           814 (835-1650)
           (Registrant's telephone number, including area code)

  6000 West Ridge Road                             Erie, Pennsylvania  16506
       (Former Name or Former Address, if Changed Since Last Report)

        The registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated April 12,, 1999 in connection with the acquisition by the registrant of substantially all of the assets of the Signal Conditioning Products Division of AMP Incorporated, hereby amends the following item of such Form 8-K as set forth in the pages attached hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and
	Exhibits

		The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above referenced item.

	(a)	Financial Statements of Business Acquired

											Page
                Report of Independent Auditors

		Statement of Assets Purchased and
		   Liabilities Assumed of the Product Lines
		   Acquired from AMP Incorporated as of
                   December 31, 1998

		Statements of Revenue and Direct Costs
		   and Expenses of the Product Lines Acquired from AMP Incorporated for the Years Ended
                   December 31, 1998 and 1997

                Notes to Financial Statements

	(b)	Unaudited Pro Forma Financial Information


                Pro Forma Financial Information

		Pro Forma Statement of Income
		   for the Three Month Period Ended
                   February 28, 1999 (Unaudited)

		Notes to Pro Forma Statement of
		   Income for the Three Month Period
                   Ended February 28, 1999 (Unaudited)

		Pro Forma Statement of Income for the
                   Year Ended November 30, 1998 (Unaudited)

		Notes to Pro Forma Statement of
		   Income for the Year Ended
                   November 30, 1998 (Unaudited)

		Pro Forma Balance Sheet as of
                   February 28, 1999 (Unaudited)

		Notes to Pro Forma Balance Sheet as of
                   February 28, 1999 (Unaudited)

	(c)	Exhibits

                                                                Exhibit
                Exhibit Description                             Number

                Asset Purchase Agreement, dated as of            2.1   *
		March 26, 1999, by and between Spectrum
		Control, Inc., AMP Incorporated, AMP Danmark
		(an indirect subsidiary of AMP Incorporated), and the Whitaker Corporation (a wholly-owned subsidiary of AMP Incorporated). Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

	        *  Previously filed

SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               SPECTRUM CONTROL, INC.
                                                    (Registrant)



Date:     June 9, 1999             By:          /s/ John P. Freeman
                                           John P. Freeman, Vice President
                                             and Chief Financial Officer
                                             (Principal Accounting and
                                                 Financial Officer)

Report of Independent Auditors


To the Board of Directors and Shareholders
Spectrum Control, Inc.



	We have audited the accompanying statement of assets purchased and liabilities assumed of the product lines acquired from AMP Incorporated as of December 31, 1998 and the related statements of revenue and direct costs and expenses of the acquired product lines for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	As discussed in Note 1, the accompanying financial statements have been prepared solely to present the assets purchased and liabilities assumed of the product lines acquired by Spectrum Control, Inc. from AMP Incorporated as of December 31, 1998, and the revenue and direct costs and expenses of the acquired product lines for the years ended December 31, 1998 and 1997, for the purpose of complying with the requirements of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Spectrum Control, Inc.) and are not intended to be a complete presentation of the financial position and results of operations of the acquired product lines.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the assets purchased and liabilities assumed of the product lines acquired from AMP Incorporated as of December 31, 1998, and the revenue and direct costs and expenses of the acquired product lines for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


							Ernst & Young  LLP


Pittsburgh, Pennsylvania
May 21, 1999

Statement of Assets Purchased and Liabilities Assumed
     of the Product Lines Acquired from AMP Incorporated
December 31, 1998
(Dollar Amounts in Thousands)
Assets
     Accounts receivable                                  $     1,053
     Inventories (Note 3)                                       7,224
          Total current assets                                  8,277

     Property, plant and equipment, net (Note 4)                5,940

          Total assets                                    $    14,217


Liabilities

     Short-term debt (Note 5)                             $       211
     Accounts payable                                             434
     Accrued salaries and wages                                   393
          Total current liabilities                             1,038


Net Assets Purchased                                      $    13,179

The accompanying notes are an integral part of the financial statements.

Statements of Revenue and Direct Costs and Expenses
     of the Product Lines Acquired from AMP Incorporated
For the Years Ended December 31, 1998 and 1997
(Dollar Amounts in Thousands)

                                                1998            1997
Revenue                                     $   23,589      $   24,831

Direct costs and expenses
     Cost of products sold                      19,437          21,264
     Selling, general and
      administrative expenses                    3,168           3,399
     Interest expense                              170             150

          Total direct costs and expenses       22,775          24,813


Excess of revenue over direct costs and
     expenses                               $      814      $       18

The accompanying notes are an integral part of the financial statements.

Notes to Financial Statements



1.  Basis of Presentation

        On March 26, 1999, Spectrum Control, Inc. (the "Company") acquired substantially all of the assets of the Signal Conditioning Products Division ("SCPD") of AMP Incorporated ("AMP"). The assets acquired relate directly and exclusively to the manufacture and sale of ceramic-based electromagnetic interference filters, capacitive film and Quietshield gaskets (the "Product Lines Acquired").

	SCPD was not a legal entity and, except for product line revenue and certain direct costs and expenses, no separate financial statements were prepared. The assets and liabilities associated with SCPD were components of a larger business unit. Accordingly, other than inventory and certain accounts receivable and equipment, the assets and liabilities of SCPD were not identified or maintained in separate accounts. In addition, SCPD did not maintain its own cash accounts. Under AMP"s centralized cash management system, cash requirements of SCPD were generally provided directly by AMP, and cash generated by SCPD was generally remitted directly to AMP. Transaction systems used to record and account for cash disbursements were provided by centralized AMP organizations outside the defined scope of SCPD. Most of these corporate systems were not designed to separately identify assets, liabilities, receipts, or payments on a business specific basis. Given these constraints, balance sheets of SCPD and related statements of operations and cash flows have not been presented.

	The accompanying Statement of Assets Purchased and Liabilities Assumed and Statements of Revenue and Direct Costs and Expenses of the Product Lines Acquired reflect AMP's historical book values, adjusted downward to net realizable value where appropriate. These financial statements are not intended to be a complete presentation of the financial position and results of operations of the Product Lines Acquired. The accompanying financial statements were prepared solely to comply with the requirements of the Securities and Exchange Commission (for inclusion in the Company's Current Report on Form 8-K/A).

	Certain direct expenses incurred by AMP and SCPD on behalf of the Product Lines Acquired have been allocated to the Product Lines Acquired on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of the level of expenses which might have been incurred had the Product Lines Acquired been operated as a separate company. The accompanying Statements of Revenue and Direct Costs and Expenses of the Product Lines Acquired do not include allocations of certain AMP and SCPD overhead, general and administrative expenses, interest expense, and income taxes as it is impracticable to arbitrarily allocate such expenses on a retroactive basis.



2.  Summary of Significant Accounting Policies

       	Fair Value of Financial Instruments

	The carrying amounts of accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The interest rates on bank borrowings are adjusted regularly to reflect current market rates. Accordingly, the carrying amount of short-term debt also approximates fair value.

     	Inventories

	Inventories are valued at the lower of cost or market, with cost for raw materials, work-in-process and finished goods at standard cost, which approximates the first-in, first-out basis.

	Property, Plant and Equipment

	Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Expenditures for maintenance and repairs are expensed as incurred; major replacements, renewals and betterments are capitalized and depreciated over their estimated useful lives.

	Foreign Currency Translation

	The accompanying financial statements include the activity of SCPD's Denmark operations. The assets purchased and liabilities assumed of the Denmark operations have been translated into U.S. Dollars using December 31, 1998 exchange rates. Revenue and expense amounts of these operations have been translated at average exchange rates prevailing during the period.

	Revenue Recognition

	Product sales are recorded at the time of shipment. Service revenues are recorded when the related services are performed.

	Pensions

	AMP has noncontributory defined benefit pension plans covering substantially all U.S. employees, including the employees of SCPD.
The benefits of these plans are based primarily on employees' years of service and employees' compensation during the last years of employment. The cost of these plans for active employees was assigned to the Product Lines Acquired based on the respective product lines' number of employees and sales.

	Estimates

	The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.



3.  Inventories

        At December 31, 1998, inventories consist of the following
    (in thousands):

                Finished goods                      $   2,013
                Work-in-process                         3,095
                Raw materials                           2,116

                                                    $   7,224


4.  Property, Plant and Equipment

        At December 31, 1998, property, plant and equipment consist of the following (in thousands):

                Land                                $      61
                Buildings and improvements              5,464
                Machinery and equipment                10,067
                                                       15,592
                Less accumulated depreciation           9,652

                                                    $   5,940

For the years ended December 31, 1998 and 1997, depreciation expense was $1,025,000 and $794,000, respectively.



5. Short-Term Debt

	At December 31, 1998, short-term debt consists of $211,000 (1,350,000 DKK) of unsecured line of credit borrowings from the Den Danske Bank of Copenhagen, Denmark. Borrowings under the line of credit are payable upon demand and bear interest at or below the prevailing prime rate.


6. Major Customer

	The accompanying financial statements reflect revenues from a single customer, an original equipment manufacturer of telecommunication equipment, which represented approximately 19% of total revenue in 1998 and 1997.


7. Related Party Transactions

	The accompanying Statements of Revenue and Direct Costs and Expenses of the Product Lines Acquired include significant allocations of costs for functions and services (such as finance and accounting, management information services, human resources, and purchasing) that were provided to SCPD by centralized AMP organizations outside the defined scope of SCPD. The costs of these functions and services have been allocated to the Product Lines Acquired using methods that management believes are reasonable. Such allocations are not necessarily indicative of the costs that would have been incurred if the Product Lines Acquired had been a separate entity. For the years ended December 31, 1998 and 1997, total allocated costs and expenses consist of the following:



                                           1998           1997
        Selling, general and
         administrative expenses        $     279      $     745


	During 1998 and 1997, SCPD purchased certain materials and sold certain products to AMP affiliated companies. In connection with this activity, the Company and AMP have entered into a mutual supply agreement under which AMP and its affiliates may purchase filtered connectors from the Company and the Company may purchase connector products and materials from AMP.



8. Impact of Year 2000 (Unaudited)

	Some computer programs were written using two digits rather than four digits to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

        SCPD's computer systems are in the process of being integrated with those of the Company. The Company is substantially complete with the full implementation of all remediated systems and expects to have SCPD fully integrated by September 1999. Should Year 2000 compliance not be achieved in a timely manner, the Company's operations could be adversely affected. For further information on the state of readiness refer to the Company's Form 10-Q for the quarter ended February 28, 1999.

Pro Forma Financial Information

                On March 26, 1999, Spectrum Control, Inc. ("Spectrum") acquired substantially all of the assets and assumed certain liabilities of the Signal Conditioning Products Division ("SCPD") of AMP Incorporated ("AMP"). Pursuant to an Asset Purchase Agreement, Spectrum acquired AMP's ceramic filter manufacturing technology, electromagnetic interference ("EMI") product lines, and related assets. The assets acquired include inventories, equipment, tooling, intellectual property, and certain accounts receivable, land and buildings. The cash purchase price was approximately $20.3 million. Financing for the transaction was provided by Spectrum's primary lending institution through a $20.0 million six year term loan. The transaction will be accounted for using the purchase method of accounting.

		The following unaudited pro forma statements of income for the three months ended February 28, 1999 and the year ended November 30, 1998 assume that the acquisition was consummated at the beginning of the respective periods. The following unaudited pro forma balance sheet as of February 28, 1999 was prepared assuming the acquisition occurred on February 28, 1999.

		The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein, although subsequent changes, if any, are not expected to be material.

		The unaudited pro forma statements of income for the three months ended February 28, 1999 and the year ended November 30, 1998 include adjustments for depreciation, amortization of goodwill, and interest expense based upon the preliminary allocated cost of the acquisition and its related financing. Pro forma adjustments have not been made to reflect manufacturing cost savings which management believes can be realized upon the combination of Spectrum's manufacturing operations and that of SCPD or reduced general and administrative expenses which management expects to be realized from the planned integration of administrative functions. In addition, the historical unaudited statements of SCPD do not include allocations of all corporate overhead and financing costs incurred by AMP on behalf of SCPD. Accordingly, the unaudited pro forma statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been effective since the assumed dates, nor are the statements necessarily indicative of future combined financial position or earnings.

		The unaudited pro forma financial statements should be read in conjunction with the consolidated financial statements of Spectrum Control, Inc. as filed with the Securities and Exchange Commission in its Form 10-K for the year ended November 30, 1998 and Current Report on Form 10-Q for the three months ended February 28, 1999.

Spectrum Control, Inc.
Pro Forma Statement of Income
For the Three Month Period Ended February 28 1999
Dollar Amounts in Thousands, Except Per Share Data
(Unaudited)

                                    Historical        Pro Forma
                               Spectrum      SCPD    Adjustments    Pro Forma
                                              (a)

Net sales                 $    15,325   $ 3,800   $       -        $    19,125


Cost of products sold          10,913     2,915         (114) (b)       13,714


Gross margin                    4,412       885          114             5,411


Selling, general and
 administrative expense         2,980       594          167  (c)        3,741


Income from operations          1,432       291          (53)            1,670


Other income (expense)
 Interest expense                 (53)      (43)        (357) (d)         (453)
 Other income and expense, net     11      (120)          -               (109)
                                  (42)     (163)        (357)             (562)



Income before provision
 for income taxes               1,390       128         (410)            1,108


Provision for income taxes        527        48         (154) (e)          421


Net income                $       863   $    80   $     (256)      $       687



Earnings per common share:
 Basic                    $      0.08                              $      0.06
 Diluted                  $      0.08                              $      0.06


Weighted average shares
 outstanding               10,887,000                               10,887,000



Spectrum Control, Inc.
Notes to Unaudited Pro Forma Statement of Income
For the Three Month Period Ended February 28, 1999


    (a) Represents the revenue and direct costs and expenses of the Product Lines Acquired from AMP for the three month period ended February 28, 1999, prepared on a basis consistent with the Statements of Revenue and Direct Costs and Expenses included in Item 7(a) of this Form 8-K/A.

    (b) Reflects reduced depreciation expense from recording the acquired fixed assets at fair value. Buildings and improvements will be depreciated on a straight-line basis over a 20 year period. Other fixed assets will be depreciated over periods ranging from 3 to 6 years.

    (c) Reflects the amortization of goodwill and patents recognized in connection with the acquisition of SCPD. Goodwill will be amortized on a straight-line basis over a 20 year period.
        Patents will be amortized on a straight-line basis over periods ranging from 10 to 17 years. Deferred debt issuance costs, incurred in connection with securing the acquisition financing, will be amortized ratably over the term of the related indebtedness (6 years).

    (d) Reflects increased interest expense arising from bank borrowings of $20.0 million to finance the acquisition, assuming an applicable interest rate of 8.00%.

    (e) Adjustment to income tax provision to reflect the approximate effective tax rate of Spectrum on the pro forma results.


Spectrum Control, Inc.
Pro Forma Statement of Income
For the Year Ended November 30, 1998
Dollar Amounts in Thousands, Except Per Share Data
(Unaudited)

                                    Historical        Pro Forma
                               Spectrum      SCPD    Adjustments    Pro Forma
                                              (a)

Net sales                 $    59,868   $23,589   $      -         $    83,457


Cost of products sold          41,584    19,437         (456) (b)       60,565


Gross margin                   18,284     4,152          456            22,892


Selling, general and
 administrative expense        11,822     3,168          665  (c)       15,655


Income from operations          6,462       984         (209)            7,237


Other income (expense)
 Interest expense                (228)     (170)      (1,430) (d)       (1,828)
 Other income and expense, net     85       -            -                  85
                                 (143)     (170)      (1,430)           (1,743)



Income before provision
 for income taxes               6,319       814       (1,639)            5,494


Provision for income taxes      2,385       -          (311) (e)         2,074


Net income                $     3,934   $   814   $  (1,328)      $      3,420



Earnings per common share:
 Basic                    $      0.36                              $      0.31
 Diluted                  $      0.36                              $      0.31


Weighted average shares
 outstanding               10,907,000                               10,907,000



Spectrum Control, Inc.
Notes to Unaudited Pro Forma Statement of Income
For the Year Ended November 30, 1998


    (a) Represents the revenue and direct costs and expenses of the Product Lines Acquired from AMP for the year ended December
        31, 1998,  as included in Item 7(a) of this Form 8-K/A.

    (b) Reflects reduced depreciation expense from recording the acquired fixed assets at fair value. Buildings and improvements will be depreciated on a straight-line basis over a 20 year period. Other fixed assets will be depreciated over periods ranging from 3 to 6 years.

    (c) Reflects the amortization of goodwill and patents recognized in connection with the acquisition of SCPD. Goodwill will be amortized on a straight-line basis over a 20 year period.
        Patents will be amortized on a straight-line basis over periods ranging from 10 to 17 years. Deferred debt issuance costs, incurred in connection with securing the acquisition financing, will be amortized ratably over the term of the related indebtedness (6 years).

    (d) Reflects increased interest expense arising from bank borrowings of $20.0 million to finance the acquisition, assuming an applicable interest rate of 8.00%.

    (e) Adjustment to income tax provision to reflect the approximate effective tax rate of Spectrum on the pro forma results.




Spectrum Control, Inc.
Pro Forma Balance Sheet
February 28, 1999
Dollar Amounts in Thousands
(Unaudited)

                                    Historical        Pro Forma
                               Spectrum      SCPD    Adjustments    Pro Forma


ASSETS

Current assets
  Cash and cash equivalents   $      43   $     -     $     -          $     43
  Accounts receivable, net       11,342       2,801      (1,815) (a)     12,328
  Inventories                    13,990       8,441      (2,916) (b)     19,515
  Prepaid expenses and other
   current assets                 1,024         171        (171) (a)      1,024
     Total current assets        26,399      11,413      (4,902)         32,910

Property, plant and
 equipment, net                  16,246       6,327      (2,286) (b)     20,287

Other assets
  Goodwill                        2,576       1,044      11,238  (f)     14,858
  Patents and patent rights         247         -           100  (b)        347
  Debt issuance costs               158         -           260  (e)        418
  Other                             503         105        (105) (a)        503
    Total other assets            3,484       1,149      11,493          16,126

    Total assets              $  46,129   $  18,889   $   4,305        $ 69,323


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term debt             $     400   $     317   $     -         $    717
  Account payable                 3,698         662        (162) (a)     4,198
  Accrued expenses                2,074       1,598         779  (c)     4,451
  Current portion of
   long-term debt                   812         -           909  (d)     1,721
    Total current liabilities     6,984       2,577       1,526         11,087


Long-term debt                    2,481         -        19,091  (d)    21,572

Deferred income taxes             2,132         -           -            2,132

Stockholders' equity
  Common stock                   14,470         -           -           14,470
  Retained earnings              20,661         -           -           20,661
  Treasury stock                   (294)        -           -             (294)
  Foreign currency
   translation adjustment          (305)        -           -             (305)
  Net assets of SCPD                -        16,312     (16,312) (g)       -
    Total stockholders' equity   34,532      16,312     (16,312)        34,532

    Total liabilities and
     stockholders' equity     $  46,129   $  18,889   $   4,305       $ 69,323



Spectrum Control, Inc.
Notes to Unaudited Pro Forma Balance Sheet
February 28, 1999


                The unaudited balance sheets of Spectrum and SCPD as of February 28, 1999 have been combined to reflect the pro forma impact of the acquisition of SCPD by Spectrum as if the transaction had occurred on February 28, 1999.

		The following is a summary of the adjustments reflected in the unaudited pro forma balance sheet:

    (a) Eliminate SCPD assets not acquired by and liabilities not assumed by Spectrum.

    (b) Adjust historical cost of acquired assets to estimated fair value on the date of acquisition.

    (c) Record acquisition related costs.

    (d) Record term loan used to finance the acquisition.

    (e) Record deferred debt issuance costs incurred in connection with the acquisition financing.

    (f) Record the amount by which the purchase price, including acquisition related costs, exceeds the fair market value of assets acquired less liabilities assumed.

    (g) Eliminate net assets of SCPD.

